Exhibit 99.7

Physicians Realty Trust

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2015

(In thousands)

	Historical	Recent Properties	Pro Forma Reflecting Acquisitions
ASSETS
Investment Properties
Land and improvements	$99,950	$3,311	$103,261
Building and improvements	817,673	38,664	856,337
Tenant improvements	6,417	—	6,417
Acquired lease intangibles	109,173	11,151	120,324
	1,033,213	53,126	1,086,339
Accumulated Depreciation	(53,451)	—	(53,451)
Net real estate property	979,762	53,126	1,032,888
Real estate loan receivable	16,094	—	16,094
Investment in unconsolidated entity	1,324	—	1,324
Net real estate investments	997,180	53,126	1,050,306
Cash and cash equivalents	35,774	—	35,774
Tenant receivables, net	2,127	—	2,127
Deferred costs, net	4,601	110	4,711
Other assets	26,525	—	26,525
Total assets	$1,066,207	$53,236	$1,119,443

LIABILITIES AND EQUITY
Credit facility borrowing	$73,000	$40,870	$113,870
Mortgage debt	83,952	12,366	96,318
Accounts payable	448	—	448
Dividends payable	16,722	—	16,722
Accrued expenses and other liabilities	13,029	—	13,029
Acquired lease intangibles, net	3,056	—	3,056
Total liabilities	190,207	53,236	243,443

Redeemable noncontrolling interest — Operating Partnership	13,721	—	13,721

Shareholder’s equity	818,634	—	818,634
Noncontrolling interest	43,645	—	43,645
Total equity	862,279	—	862,279
Total liabilities and equity	$1,066,207	$53,236	$1,119,443

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

Physicians Realty Trust

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

Basis of Presentation

The unaudited Pro Forma Condensed Consolidated Balance Sheet of Physicians Realty Trust (the “Company”) as of March 31, 2015 reflects the Company’s first and second quarter 2015 acquisitions of six medical office facilities (collectively the “Recent Properties”):

Property (1)	Location	Acquisition Date	Price (in thousands)
Bridgeport Medical Center	Lakewood, WA	February 27, 2015	$13,750
Calkins Properties	Rochester, NY	March 31, 2015	41,000
Sitex Medical Plaza	Orlando, FL	March 31, 2015	14,600
Health Park Surgery Center	Grand Blanc, MI	April 30, 2015	18,913
Plaza Surgery Center	Jacksonville, FL	April 30, 2015	19,000
Livonia MOB	Livonia, MI	May 29, 2015	14,750
			$122,013

(1)         “MOB” means medical office building

The acquisition of the Recent Properties were accounted for as business combinations and recorded at fair value (which approximated the purchase price), exclusive of acquisition costs, which were expensed.  Each property’s fair value was then allocated between land, building, acquired lease intangibles and assumed mortgage debt based upon their fair values at the date of acquisition in accordance with the Company’s accounting policies outlined in the Company Annual Report on Form 10-K. The Recent Properties’ purchase prices were funded with borrowings on the Company’s unsecured credit facility of $110.0 million and assumed mortgage debt with a fair value of $12.4 million (contractual value of $12.0 million). The Recent Properties acquired in the first quarter of 2015 (Bridgeport Medical Center, Calkins Properties and Sitex Medical Plaza) are reflected in the historical consolidated balance sheet.

Notes and Management Assumptions

The historical consolidated balance sheet has been derived from the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the Securities and Exchange Commission (“SEC”) on May 8, 2015.

The Recent Properties column on the Pro Forma Condensed Consolidated Balance Sheet reflect the properties acquired in the second quarter of 2015 (Health Park Surgery Center, Plaza Surgery Center and Livonia MOB), which were funded with $40.9 million from proceeds under the Company’s unsecured credit facility and the assumption $12.4 million of mortgage debt on the Plaza Surgery Center.

Physicians Realty Trust

Unaudited Pro Forma Condensed Consolidated Statement of Operation

For the Three Months Ended March 31, 2015

(In thousands, expect share and per share data)

	Historical	Minneapolis Properties	Recent Properties	Pro Forma Reflecting Acquisitions
Revenues:
Rental revenues	$20,341	$678	$1,938	$22,957
Expense recoveries	3,536	256	629	4,421
Interest income on real estate loans and other	607	—	157	764
Total revenue	24,484	934	2,724	28,142
Expenses:
Interest expense	1,710	97	818	2,624
General and administrative	3,352	—	—	3,352
Operating expenses	5,709	208	895	6,812
Depreciation and amortization	8,240	264	1,355	9,859
Acquisition costs	5,932	—	649	6,581
Total expenses	24,943	569	3,717	29,228

(Loss) income before equity in income of unconsolidated entity and noncontrolling interests:	(459)	365	(993)	(1,086)
Equity in income of unconsolidated entity	26	—	—	26
Loss on sale of investment property	(15)	—	—	(15)
Net (loss)/income	(448)	$365	$(993)	(1,075)
Less: Net (income) loss attributable to noncontrolling interests	(8)		55	47
Preferred distributions	(66)	(56)		(122)
Net loss attributable to common shareholders	$(522)			$(1,150)

Net loss per share:
Basic and diluted	$(0.01)			$(0.02)

Weighted average common shares:
Basic and diluted	65,649,478			70,076,978

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations.

Physicians Realty Trust

Unaudited Pro Forma Condensed Consolidated Statement of Operation

For the Year Ended December 31, 2014

(In thousands, expect share and per share data)

	Historical	January 2015 Offering	Minneapolis Properties	2014 Acquisition Properties	Recent Properties	Pro Forma Reflecting Acquisitions
Revenues:
Rental revenues	$46,397	$—	$6,264	$10,772	$7,821	$71,254
Expense recoveries	5,871	—	3,914	4,276	3,173	17,234
Interest income on real estate loans and other	1,066	—	—	179	—	1,245
Total revenue	53,334	—	10,178	15,227	10,994	89,733
Expenses:
Interest expense	6,907	—	387	3,225	2,581	13,100
General and administrative	11,440	—	—	—	—	11,440
Operating expenses	10,154	—	4,346	4,700	3,237	22,437
Depreciation and amortization	16,731	—	4,518	4,966	5,647	31,862
Acquisition costs	10,897	—	—	—	—	10,897
Impairment loss	1,750	—	—	—	—	1,750
Total expenses	57,879	—	9,251	12,891	11,465	91,486

(Loss) income before equity in income of unconsolidated entity and noncontrolling interests:	(4,545)	—	927	2,336	(471)	(1,753)
Equity in income of unconsolidated entity	95	—	—	—	—	95
Gain on sale of investment property	32	—	—	—	—	32
Net (loss)/income	(4,418)	$—	$927	$2,336	$(471)	(1,626)
Less: Net (income) loss attributable to noncontrolling interests	381			(253)	(57)	71
Preferred distributions	—		(487)			(487)
Net loss attributable to common shareholders	$(4,037)					$(2,042)

Net loss per share:
Basic and diluted	$(0.12)					$(0.04)

Weighted average common shares:
Basic and diluted	33,063,093	18,975,000				52,038,093

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations.

Physicians Realty Trust

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

Basis of Presentation

The unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company for the three months ended March 31, 2015 and for the year ended December 31, 2014 included the historical operations of the Company and have been derived from the unaudited consolidated statement of operations included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the with SEC on May 8, 2015 and the audited consolidated and combined statement of operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 12, 2015. The Company’s historical operations have been adjusted to take into consideration the following transactions as if they occurred on January 1, 2014.

On January 21, 2015, the Company completed a follow-on public offering of 18,975,000 common shares of beneficial interest, including 2,475,000 common shares issued upon exercise of the underwriters’ overallotment option, resulting in net proceeds of approximately $297.2 million (the “January 2015 Offering”). The January 2015 Offering has been included in the pro forma condensed consolidated statement of operations to reflect the common shares issued.

During the first quarter and second quarter of 2015, the Company acquired the Recent Properties.  Historical financial results for the periods presented for the Recent Properties are included elsewhere in this Form 8-K.  Financial results for the three months ended March 31, 2015 and for the year ended December 31, 2014 related to the Recent Properties prior to their acquisition represents the results of operations under the previous owners and are included in the column labeled Recent Properties and adjusted as noted under “Notes and Management Assumptions.” Operating results for the Recent Properties acquired in the first quarter of 2015 since their acquisition date are included in the Company’s historical results of operations, including acquisition costs associated with the properties acquired during the first quarter of 2015.

During the first quarter of 2015, the Company acquired the Minneapolis Properties.  Historical financial results and other information related to the Minneapolis Properties was included in a previously filed Form 8-KA, filed on April 17, 2015.  Financial results for the three months ended March 31, 2015 and for the year ended December 31, 2014 related to the Minneapolis Properties prior to their acquisition represents the results of operations under the previous owners and are included in the column labeled Minneapolis Properties and adjusted as noted under “Notes and Management Assumptions.” Operating results for the Minneapolis Properties acquired in the first quarter of 2015 since their acquisition date are included in the Company’s historical results of operations, including acquisition costs.

During 2014, the Company acquired the Columbus Properties, the El Paso Properties and the Harrisburg Properties (collectively the “Third Quarter Acquisitions”), the Pinnacle Properties and the Oshkosh Property (collectively the “Second Quarter Acquisitions”) and the Atlanta Property, the Sarasota Properties and the San Antonio Property (collectively the “First Quarter Acquisitions”) (collectively the “2014 Acquisitions).  Financial results and other information related to the Third Quarter Acquisitions, Second Quarter Acquisitions and First Quarter Acquisitions was included in a previously filed Form 8-KA, filed on November 12, 2014, August 4, 2014 and May 6, 2014, respectively.  Financial results for the 2014 Acquisitions prior to their acquisition represents the results of operations under the previous owners and are included in the column labeled 2014 Acquisition Properties and adjusted as noted under “Notes and Management Assumptions.” Financial results since their acquisition are included in the Company’s historical consolidated results of operations for the period.

Notes and Management Assumptions

Revenue and operating expenses for the Minneapolis Properties, 2014 Acquisitions and Recent Properties (prior to their acquisitions) are based upon the historical operations under the previous owners’ ownership. The Recent Properties were acquired with borrowings on the Company’s unsecured revolving credit facility.  Interest expense is based on upon either borrowings under the Company’s unsecured revolving credit facility, (average annual rate outstanding on the credit facility at the time of the borrowing was approximately 1.7%) or assumed mortgage debt with an annual fair value rate of 4.5% (contractual rate of 6.1%).  Depreciation and amortization expense is based upon the Company’s ownership and utilizing its own depreciation and amortization policies outlined in the Company Annual Report on Form 10-K.  Acquisition costs associated with the 2014 Acquisitions are included in the Company’s historical operations for the year ended December 31, 2014, acquisition costs associated with the Minneapolis Properties and the Recent Properties acquired in the first quarter of 2015 are included in the Company’s historical operations for the three months ended March 31, 2015 and acquisitions costs associated with the Recent Properties acquired in the second quarter of 2015 are assumed to be incurred after the three months ended March 31, 2015.  The impact of the Series A preferred units has been reflected in the column labeled Minneapolis Properties as if they were outstanding for the whole year.  Net pro forma operating results were adjusted for the net cumulative impact to reflect the noncontrolling interest holders’ share related to the operating partnership operations after the impact of all pro forma adjustments, (includes the impact of the operating partnership units issued in connection with the acquisition of the El Paso Properties as if they were in outstanding as of January 1, 2014; the adjustment is reflected in the 2014 Acquisition column).  The pro forma weighted average common shares have been adjusted for the impact of the January 2015 Offering, assuming the shares were outstanding as of January 1, 2014.